Exhibit 99.1

THE HOME DEPOT ANNOUNCES FIRST QUARTER RESULTS;
UPDATES FISCAL YEAR 2012 GUIDANCE

ATLANTA, May 15, 2012 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $17.8 billion for the first quarter of fiscal 2012, a 5.9 percent increase from the first quarter of fiscal 2011. Comparable store sales for the first quarter of fiscal 2012 were positive 5.8 percent, and comp sales for U.S. stores were positive 6.1 percent.

Net earnings for the first quarter were $1.0 billion, or $0.68 per diluted share, compared with net earnings of $812 million, or $0.50 per diluted share, in the same period of fiscal 2011. For the first quarter of fiscal 2012, diluted earnings per share increased 36.0 percent from the same period in the prior year.

First quarter of fiscal 2012 results reflect a benefit to earnings, net of tax, of $43 million, or $0.03 per diluted share, related to the termination of the Company's guarantee of a senior secured loan.

“We saw a stronger-than-expected start to the year, driven by record warm weather and continued demand for core products,” said Frank Blake, chairman & CEO. “I would like to thank our associates for their hard work and dedication.”

Updated Fiscal 2012 Guidance

Based on its year-to-date performance, the Company updated its fiscal 2012 guidance and now expects sales to be up approximately 4.6 percent for the year on a 53-week basis. The Company raised its fiscal 2012 diluted earnings-per-share guidance and now expects diluted earnings per share to be up approximately 17 percent to $2.90 for the year. This earnings-per-share guidance includes the $0.03 per diluted share benefit related to the termination of the Company's guarantee of a senior secured loan, the benefit of the Company's year-to-date share repurchases and the Company's intent to repurchase $2.4 billion in additional shares over the remainder of the year.

On June 6 at 9 a.m. ET, the Company will hold its Investor and Analyst Conference to update the investment community on the long range outlook of the business. All presentations will be webcast live at ir.homedepot.com in the Events & Presentations section.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the first quarter, the Company operated a total of 2,254 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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To provide clarity, internally and externally, about the Company's operating performance for recently completed fiscal periods, the Company supplemented its reporting with non-GAAP financial measures to reflect the impact of the benefit related to the termination of the Company's guarantee of a third-party senior secured loan. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company's performance by providing them with meaningful information relevant to events of unusual nature or frequency that impact the comparability of underlying business results from period to period. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures can be found attached to this press release and at http://earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2012 and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2012.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Senior Manager of Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED APRIL 29, 2012 AND MAY 1, 2011
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended
	April 29, 2012	May 1, 2011	% Increase (Decrease)
NET SALES	$17,808	$16,823	5.9%
Cost of Sales	11,625	10,995	5.7
GROSS PROFIT	6,183	5,828	6.1
Operating Expenses:
Selling, General and Administrative	4,086	4,009	1.9
Depreciation and Amortization	383	397	(3.5)
Total Operating Expenses	4,469	4,406	1.4
OPERATING INCOME	1,714	1,422	20.5
Interest and Other (Income) Expense:
Interest and Investment Income	(5)	(2)	150.0
Interest Expense	156	141	10.6
Other	(67)	—	N/A
Interest and Other, net	84	139	(39.6)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,630	1,283	27.0
Provision for Income Taxes	595	471	26.3

NET EARNINGS	$1,035	$812	27.5%

Weighted Average Common Shares	1,522	1,599	(4.8)%
BASIC EARNINGS PER SHARE	$0.68	$0.51	33.3

Diluted Weighted Average Common Shares	1,531	1,611	(5.0)%
DILUTED EARNINGS PER SHARE	$0.68	$0.50	36.0

	Three Months Ended
SELECTED HIGHLIGHTS	April 29, 2012	May 1, 2011	% Increase (Decrease)
Number of Customer Transactions	328.9	316.5	3.9%
Average Ticket (actual)	$54.51	$53.35	2.2
Weighted Average Weekly Sales per Operating Store (in thousands)	$612	$578	5.9
Square Footage at End of Period	236	235	0.4
Capital Expenditures	$228	$199	14.6
Depreciation and Amortization (1)	$410	$424	(3.3)%
 —————

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.
N/A - Not Applicable

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)
FOR THE THREE MONTHS ENDED APRIL 29, 2012 AND MAY 1, 2011
(Unaudited)
(Amounts in Millions Except Per Share Data)

	Three Months Ended April 29, 2012
	Actuals	Adjustment(1)	As Adjusted (Non-GAAP)
Operating Income	$1,714	$—	$1,714
Interest and Other, net	84	(67)	151
Net Earnings	$1,035	$43	$992
Diluted Earnings Per Share	$0.68	$0.03	$0.65

	Three Months Ended May 1, 2011
	Actuals	Adjustment	As Adjusted (Non-GAAP)
Operating Income	$1,422	$—	$1,422
Interest and Other, net	139	—	139
Net Earnings	$812	$—	$812
Diluted Earnings Per Share	$0.50	$—	$0.50
—————
(1) The Company recognized a benefit in the first quarter of fiscal 2012 resulting from the termination of its guarantee of the HD Supply senior secured loan.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF APRIL 29, 2012, MAY 1, 2011 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions)

	April 29, 2012	May 1, 2011	January 29, 2012
ASSETS
Cash and Cash Equivalents	$3,191	$1,806	$1,987
Receivables, net	1,519	1,456	1,245
Merchandise Inventories	11,582	11,694	10,325
Other Current Assets	1,060	1,205	963
Total Current Assets	17,352	16,161	14,520
Property and Equipment, net	24,371	24,993	24,448
Goodwill	1,139	1,209	1,120
Other Assets	438	434	430
TOTAL ASSETS	$43,300	$42,797	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$7,135	$6,543	$4,856
Accrued Salaries and Related Expenses	1,263	1,195	1,372
Current Installments of Long-Term Debt	33	43	30
Other Current Liabilities	3,668	3,677	3,118
Total Current Liabilities	12,099	11,458	9,376
Long-Term Debt	10,792	10,720	10,758
Other Long-Term Liabilities	2,434	2,421	2,486
Total Liabilities	25,325	24,599	22,620
Total Stockholders' Equity	17,975	18,198	17,898
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,300	$42,797	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED APRIL 29, 2012 AND MAY 1, 2011
(Unaudited)
(Amounts in Millions)

	Three Months Ended
	April 29, 2012	May 1, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$1,035	$812
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	410	424
Stock-Based Compensation Expense	58	60
Changes in Working Capital and Other	987	802
Net Cash Provided by Operating Activities	2,490	2,098
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(228)	(199)
Other	7	15
Net Cash Used in Investing Activities	(221)	(184)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	—	1,994
Repayments of Long-Term Debt	(7)	(1,007)
Repurchases of Common Stock	(1,131)	(1,301)
Proceeds from Sales of Common Stock	412	34
Cash Dividends Paid to Stockholders	(444)	(403)
Other	87	19
Net Cash Used in Financing Activities	(1,083)	(664)
Change in Cash and Cash Equivalents	1,186	1,250
Effect of Exchange Rate Changes on Cash and Cash Equivalents	18	11
Cash and Cash Equivalents at the Beginning of the Period	1,987	545
Cash and Cash Equivalents at the End of the Period	$3,191	$1,806